Datasheet: Second Quarter 2013

August.15. 2013

Company Overview

DTS is a premier audio solutions provider for high-definition entertainment experiences—anytime, anywhere, on any device. DTS' audio solutions enable delivery and playback of clear, compelling high-definition audio which is incorporated by hundreds of licensee customers around the world, into billions of consumer electronic devices. From a renowned legacy as a pioneer in high definition multi-channel audio, DTS became a mandatory audio format in the Blu-ray Disc standard and is now increasingly deployed in enabling digital delivery of compelling movies, music, games and other forms of digital entertainment to a growing array of network-connected consumer devices. DTS technology is in automotive audio systems, digital media players, DVD players, game consoles, home theaters, PCs, set-top boxes, smartphones, surround music content and every device capable of playing Blu-ray discs. Founded in 1993, DTS' corporate headquarters is located in Calabasas, California with its licensing operations headquartered in Limerick, Ireland. DTS also has offices in Los Gatos and Santa Ana, California, Washington, China, France, Hong Kong, Japan, Singapore, South Korea, Taiwan and the United Kingdom.

Fundamentals (as of August 14, 2013)

Stock Symbol (NASDAQ): DTSI

Price: $24.04

52-Wk Range: $13.90 to $24.85

Market Capitalization: $438M

Q2 2013 Revenue by Market



Other
Home AV
Blu-ray
Automotive
Network Connected

Industry Growth Projections



5 Year CAGR
Estimated 2012 DTS Mkt Share*
2,500
2,000
1,500
1,000
500
0
Soundbars 26% >10%
Automotive 5% ~10%
Connected TVs 13% <50%
Tablets 25% <5%
Smartphones 15.5% <10%
2012
2017

Source: CEA, IDC, IHS iSuppli, IHS Screen Digest, IMS, JEITA
*Updated a/o Q1 2013

2013 Revenue Outlook Assumptions

- 40 to 50% of revenue to come from Network-connected Markets (TV, Smartphone/Tablet, DMP, PC)
- 20 to 25% of revenue to come from Blu-ray
- 10 to 15% of revenue to come from Automotive
- ~15% of revenue to come from Home AV

Key Financial Metrics

	Q2 2013		Q2 2012	
	GAAP	Non-GAAP*	GAAP	Non-GAAP*
Revenue	$27.2M		$21.8M	
Gross Margins	91%	99%	99%	100%
Operating Margin	(7)%	13%	0.3%	26%
Tax Rate	(2)%		1093%	
Earnings (Loss) Per Share	$(0.11)	$0.11	$(0.05)	$0.21
Cash Flow from Operations	$2.4M		$3.8M	
Stock-Based Compensation	$2.9M		$2.9M	
Acquisition costs	$0.05M		$2.3M	
Amortization of Intangible Assets	$2.5M		$0.3M	
Capital Expenditures	$0.6M		$1.1M	
Weighted Shares Outstanding	18.3M	18.5M	16.5M	16.9M

	Year To Date		2013 Outlook		2012	
	GAAP	Non-GAAP*	GAAP	Non-GAAP*	GAAP	Non-GAAP*
Revenue	$59.9M		$130M to $136M		$100.6M	
Gross Margins	92%	100%		High	96%	100%
Operating Margins	(1)%	18%	3% to 6%	21% to 26%	(8)%	24%
Tax Rate**	(197)%	40%	99%	40%	(93)%	
Earnings (Loss) Per Share	(0.19)	$0.33	$(0.05) to $0.00	$0.98 to $1.12	$(0.91)	$0.24
Cash Flow from Operations	$3.6M				$14.8M	
Stock-Based Compensation	$5.9M		$10M to $11M		$11.3M	
Acquisition Costs	$0.4M		$0.5 to		$15.7M	
Amortization of Intangible Assets	$5.0M		$12M to $12.5M		$4.8M	
Capital Expenditures	$1.4M				$4.2M	
Weighted Shares Outstanding	18.3M	18.5M	18.5M		17.5M	

*Excludes stock-based compensation costs, amortization of intangible assets and acquisition costs, as applicable. Also excludes their related tax effects for earnings per share.

**The Company's 2013 GAAP tax rates are subject to significant volatility while management works to address a three year cumulative tax loss situation in the U.S. For Non-GAAP purposes, the Company is utilizing a 40% normalized rate.

Datasheet: Second Quarter 2013

August.15.2013

DTS Management Team

- Jon Kirchner, Chairman & Chief Executive Officer
- Mel Flanigan, EVP & Chief Financial Officer
- Brian Towne, EVP & Chief Operating Officer
- Fred Kitson, EVP & Chief Technology Officer
- Blake Welcher, EVP & General Counsel
- Kris Graves, EVP Human Resources
- Patrick Watson, EVP Corporate Strategy & Development

We Exist To Make The World Sound Better



Licensing Model

- Semiconductor manufacturers embed technology
- CE manufacturers pay royalty to use DTS technology and marks upon manufacture
- Inclusion in key industry standards:
  - Mandatory: Blu-ray
  - Optional: Digital Video Broadcast (DVB)
  - Optional: Digital Living Network Alliance
  - Optional: Digital Entertainment Content Ecosystem
  - Optional: Open IPTV Forum (OIPF)

Recent Developments

- Best Buy's CinemaNow platform now streaming DTS-HD® surround sound content via Samsung's 2013 connected TVs and Blu-ray players
- Paramount Pictures to launch its Ultra Violet Common File Format (CFF) catalog with immersive DTS-HD soundtracks in the second half of 2013
- Hans Zimmer's *Man of Steel: Original Motion Picture Soundtrack*, is the first title to feature a DTS Headphone:X™ audio mix. Available via an iOS and Android app
- Turtle Beach media headsets, available later this year, to be the first products to feature Headphone:X technology
- July 2013—DTS Celebrates 20 Years of 'Making the World Sound Better'

DTS Premium Global Brand

- Over 400 product manufacturers and integrated circuit licensees to date
- More than 2.5 billion products shipped with DTS technologies to date
- Fully "lossless" audio for the most demanding applications
- A constant catalyst for higher fidelity entertainment experiences
- Rapidly expanding, industry first innovative technologies
- Delivering complete solutions for a connected world
  - Best-in-class end-to-end audio solutions
  - Global customer service and support
  - Deep network of industry relationships—DTS is a trusted partner

Trends Driving Digital Media & Connected Devices

- Consumers expect simplicity, function and low cost.
- Sound Matters. Consumers and manufacturers alike are increasingly recognizing that sound quality is a critical product differentiator for on-the-go entertainment.
- Consumers are increasingly looking for transportability of their entertainment. Content must now be capable of being played anywhere, any time, on any device. As such, devices must be able to play content that originated from any source and in any format.
- Blu-ray is the gold-standard for quality and we believe it will remain relevant within video entertainment as the demand for high-end, higher resolution content continues to increase. Blu-ray disc sales were up 10% in 2012 and the catalog of titles continues to increase rapidly.

Investor Relations Contacts

Anne McGuinness | DTS | 818.436.1036 | investor@dts.com | www.dts.com

John Christiansen | Sard Verbinnen & Co. I 415.618.8750 | jchristiansen@sardverb.com

This datasheet contains statements that are forward-looking in nature, including all statements regarding DTS's fiscal 2013 outlook and performance (which are as of June 30, 2013), and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. Certain of these and other risks are set forth in more detail in "Part 2 Item 1A. Risk Factors" in DTS' Form 10-Q for the quarter ended June 30, 2013. DTS does not assume any responsibility to update or revise any such forward-looking statements should circumstances change.